MID ATLANTIC MEDICAL SERVICES, INC.
                            KEY MANAGEMENT BONUS PLAN

     1. Purpose. The Mid Atlantic Medical Services, Inc. Key Management Bonus Plan is intended to increase incentives for eligible employees to attain and maintain the highest standards of performance, to attract and retain key employees of outstanding competence and ability, to stimulate the active interest of key employees in the development and financial success of the Company, to further the identity of interests of employees with those of the Company's stockholders generally and to reward employees for outstanding performance when certain objectives are achieved.

     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Bonus" means an award payable under this Plan.

     (c) "Bonus Period" means the calendar year beginning on or after the Effective Date with respect to which the Bonus is to be paid.

     (d) "Business Criteria" means the business criteria listed in Section 6 of this Plan.

     (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" means the Committee appointed by the Board to administer the Plan.

     (g) "Company" means Mid Atlantic Medical Services, Inc. and its subsidiaries.

     (h) "Effective Date" means January 1, 2000.

     (i) "Eligible Employees" means all full-time non-sales employees of the Company classified in Level 10 to Level 17 or any successor designation.

     (j) "Participant" means, with respect to a Bonus Period, the Eligible Employees selected by the Committee to be eligible to receive a Bonus for such Bonus Period as provided in Section 4 of this Plan.

     (k) "Performance Objective" means the performance objective or objectives established pursuant to Section 4 of the Plan.

     (l) "Plan" means the Mid Atlantic Medical Services, Inc. Key Management Bonus Plan.

     3. Administration. The Committee shall interpret the Plan, prescribe, amend, and rescind rules relating to it, select eligible Participants, and take all other actions necessary for its administration, which actions shall be final and binding upon all Participants.

     4. Selection of Participants and Performance Objective. Prior to or as soon as practicable after the commencement of each Bonus Period, the Committee shall determine in writing (i) the Participants who shall be eligible to receive a Bonus for such Bonus Period, (ii) the Performance Objective, which shall be a relative or absolute measure of any one or more of the Business Criteria, and
(iii) the formula for computing the amount of Bonus payable to each Participant if the Performance Objective is achieved.

     5. Business Criteria. The Business Criteria may include, but shall not be limited to, specified levels of one or more of the following:

     Operating Income                           Net Income
     Pre-Tax Income1                            Earnings Per Share
     Cash Flow                                  Return on Investment
     Return on Capital                          Revenue
     Return on Equity                           Total Shareholder Return
     Return on Assets                           Membership in Company Products
     Membership in HMO Product                  Membership in ASO Product
     Membership in Medicare Product             Membership in Medicaid Product
     Membership in Indemnity Product            Membership in PPO Product

The above terms shall have the same meaning as in the Company's financial statements, or if the terms are not used in the Company's financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable. As determined by the Committee, the Business shall be applied (i) in absolute terms or relative to one or more other companies or indices and (ii) to a business unit, geographic region, one or more separately incorporated entities, or the Company as a whole).

     6. Bonus Certification. The Committee shall certify in writing prior to payment of the Bonus that the Performance Objective has been attained and the Bonus is payable. With respect to Committee certification, approved minutes of the meeting in which the certification is made shall be treated as written certification.

     7. Discretion to Change Awards. The Committee, in its sole and absolute discretion, may increase or decrease the amount of any award otherwise payable to a Participant.

         8. Active Employment Requirement. Except as provided below, a Bonus shall be paid for a Bonus Period only to a Participant who is actively employed by the Company (or on approved vacation or other approved leave of absence) throughout the Bonus Period and who is employed by the Company on the date the Bonus is paid. The Committee may in its sole discretion grant a Bonus for the Bonus Period to a Participant who is first employed or who is promoted to a position eligible to become a Participant under this Plan during the Bonus Period, or whose employment is terminated during the Bonus Period because of the Participant's retirement with entitlement to immediate pension benefits under the Company's retirement plan, death, or because of disability as defined in
Section 22(e)(3) of the Code. In such cases of active employment for part of a Bonus Period, a pro rata Bonus may be paid for the Bonus Period.

         9. Payment of Bonus. A Bonus shall be paid to the Participant for the Bonus Period as provided in this Plan. The Company shall pay the Bonus to the Participant in a single cash payment as soon as administratively practicable after the Bonus Period and after the Committee certifies that the Bonus is payable as provided in Section 6. In the event of the Participant's incompetency, the Company in its sole discretion may pay any Bonus to the Participant's guardian or directly to the Participant. In the event of the Participant's death, any Bonus shall be paid to the Participant's spouse or, if there is no surviving spouse, the Participant's estate. Payments under this Section shall operate as a complete discharge of the Committee and the Company. The Company shall deduct from any Bonus paid under the Plan the amount of any taxes required to be withheld by the federal or any state or local government.

         10.  Limitation  of Rights.  Nothing in this Plan shall be construed to
(a) give any employee of the Company any right to be awarded any Bonus other than that set forth herein, as determined by the Committee; (b) give a Participant any rights whatsoever with respect to shares of common stock of the Company; (c) limit in any way the right of the Company to terminate an employee's employment with the Company at any time; (d) give a Participant or any other person any interest in any fund or in any specific asset or assets of the Company; or (e) be evidence of any agreement or understanding, express or implied, that the Company will employ an employee in any particular position or at any particular rate of remuneration.

     11. Nonassignment. The right of a Participant to the payment of any Bonus under the Plan may not be assigned, transferred, pledged, or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution, or other legal process.

     12. Amendment or Termination of the Plan. The Committee may amend or terminate the Plan at any time, except that no amendment or termination shall be made that would impair the rights of any Participant to a Bonus that would be payable were the Participant to terminate employment on the effective date of such amendment or termination, unless the Participant consents to such amendment or termination. The Plan shall automatically terminate on January 1, 2005 unless sooner terminated by action of the Committee.

     13. Governing Law. The Plan shall be governed by the laws of the State of Delaware other than the conflict of laws provisions thereof.


1 Defined as pre-tax income before expansion or acquisition costs, charges or credits not related to current year operations and prior to return of physicians' withhold and physicians' bonuses.